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                                                                       EXHIBIT 5

                       BLACKWELL SANDERS PEPER MARTIN LLP

                          2300 MAIN STREET, SUITE 1000
                          KANSAS CITY, MISSOURI 64108
                                 (816) 983-8000

                                  May 4, 1999

UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105

Ladies and Gentlemen:

    We have acted as counsel to UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 4, 1999 (the "Merger Agreement"), by and between UtiliCorp and St. Joseph Light & Power Company ("St. Joseph").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

    Pursuant to the Merger Agreement, St. Joseph will be merged with and into UtiliCorp, with UtiliCorp being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, no par value, of St. Joseph will be exchanged for fully paid and nonassessable shares of common stock, $1.00 par value, of UtiliCorp (the "UtiliCorp Common Stock").

    In connection with the transactions contemplated by the Merger Agreement, UtiliCorp will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of the shares of the UtiliCorp Common Stock to be issued in the Merger.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of UtiliCorp, as in effect on the date hereof, (iii) the Merger Agreement and
(iv) certain resolutions of the Board of Directors of UtiliCorp relating to the Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the completeness and authenticity of the originals of such copied documents. In making our examination of documents executed by parties other than UtiliCorp, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization, execution and delivery by such parties of such documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon
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oral or written statements and representations of officers and other representatives of UtiliCorp and others.

    Based upon and subject to the foregoing, we are of the opinion that the shares of the UtiliCorp Common Stock, when issued upon the consummation of the Merger in accordance with the terms of the Merger Agreement and as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the related Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ BLACKWELL SANDERS PEPER MARTIN
                                          LLP

                                          Blackwell Sanders Peper Martin LLP